Exhibit 99.1

CareCloud Announces Preferred Stock Dividend Payments

SOMERSET, N.J., January 20, 2026 (GLOBE NEWSWIRE) – CareCloud, Inc. (“CareCloud” or the “Company”) (Nasdaq: CCLD, CCLDO), a leader in healthcare technology and generative AI solutions for medical practices and health systems nationwide, announced today that its Board of Directors (the “Board”) has declared monthly cash dividends for its 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) and its 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) for January, February and March 2026. With respect to the Series B Preferred Stock only, the Board has declared an additional dividend payment to be paid for January, February and March 2026 due to the arrearage.

The following table shows the monthly dividends and associated record and payment dates:

	January 2026	February 2026	March 2026
Series A dividend per share	$0.18229	$0.18229	$0.18229
Series B dividend per share	$0.18229	$0.18229	$0.18229
Series B additional dividend per share	$0.18229	$0.18229	$0.18229
Ex-dividend date	January 31, 2026	February 28, 2026	March 31, 2026
Record date	January 31, 2026	February 28, 2026	March 31, 2026
Payment date	February 17, 2026	March 16, 2026	April 15, 2026

Holders of shares of the Series A and Series B Preferred Stock as of the record date are entitled to receive cumulative cash dividends at the rate of 8.75% per annum of the $25.00 per share liquidation preference (equivalent to $2.1875 per annum per share). The Board also authorized additional dividend payments for the Series B Preferred Stock due to the arrearage.

Dividends on the Series A Preferred Stock and Series B Preferred Stock are payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, then the dividend may be paid on the next succeeding business day. Dividends are payable to holders of record on the applicable record date, which is the last day of the calendar month, whether or not a business day.

Series A Preferred Stock

Due to the mandatory conversion of the Series A Preferred Stock into common stock on March 6, 2025, the Company delisted its Series A Preferred Stock from the Nasdaq Global Market since the security no longer complies with Nasdaq’s continued listing requirements. The Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem additional shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Series B Preferred Stock

CareCloud’s Series B Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “CCLDO.” The Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at redemption prices of either $25.50 per share (for redemptions on and after February 15, 2025 and prior to February 15, 2026), $25.25 per share (for redemptions on and after February 15, 2026 and prior to February 15, 2027), or $25.00 per share (for redemptions on and after February 25, 2027), plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at carecloud.com.

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For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com